Exhibit 99.2

Second Quarter 2007 Results Conference Call
James E. Perry, Vice President and Treasurer
August 2, 2007 — FINAL

Thank you, Sonya.
Good morning from Dallas, Texas and welcome to the Trinity Industries Second Quarter 2007 Results Conference Call. I’m James Perry, Vice President and Treasurer for Trinity. Thank you for being with us today.

In addition to me, you will hear today from :

•	Tim Wallace, Chairman, President and Chief Executive Officer

•	Steve Menzies, Senior Vice President and Group President of the Rail Group; and

•	Bill McWhirter, Senior Vice President and Chief Financial Officer

Following that, we’ll move to the Q&A session.

Also in the room today is Chas Michel, Vice President, Controller, and Chief Accounting Officer.

A replay of this conference call will be available starting one hour after the conference call ends today through midnight on Thursday, August 9th. The replay number is (402) 220-0119.

I would also like to welcome to our call our audio web cast listeners today. Replay of this broadcast will also be available on our website located at www.t-r-i-n.net.

Before we get started, let me remind you that:

“Today’s conference call contains forward looking statements as defined by the Private Securities Litigation Reform Act of 1995 and includes statements as to estimates, expectations, intentions and predictions of future financial performance. Statements that are not historical facts are forward looking. Participants are directed to Trinity’s Form 10-K and other SEC filings for a description of certain of the business issues and risks, a change in any of which could cause actual results or outcomes to differ materially from those expressed in the forward looking statements.”

At June 30th, 2007, our borrowings at the corporate level were the 450 million dollars of convertible subordinated notes, 201.5 million dollars of senior notes and 1.5 million dollars of other indebtedness. The Leasing Company’s debt included 341.1 million dollars of Secured Railcar Equipment Notes, 75.7 million dollars of Equipment Trust Certificates and 259.1 million dollars outstanding under our railcar leasing warehouse facility.

Our Total Debt to Total Capital ratio was 46 percent on June 30th, 2007, unchanged from our ratio at December 31st, 2006. Net of cash, our Net Debt to Total Capital ratio was 41 percent on June 30th, 2007, up from the comparable amount of 39 percent at December 31st, 2006. On June 30th, 2007, our cash position was 228.1 million dollars.

You will hear us talk quite a bit today about TRIP Rail Holdings, LLC, or “TRIP” as we will refer to it. TRIP is a leasing company that was formed in the second quarter to purchase approximately $1.4 billion worth of railcars during the next 24 months from Trinity’s railcar manufacturing companies and leasing company. All of these railcars will have firm, non-cancelable leases in place with independent third parties.  TRIP is owned by Trinity and five private investors not related to Trinity or its subsidiaries. Trinity holds a 20% equity ownership in TRIP. The new railcars sold from the production lines will be considered external sales; accordingly 80% of the profits will be recognized and not deferred, while the other 20% will be deferred. Those sold from our lease fleet will be reported as car sales and the profits will be recognized at the 80% level as well. The first transactions occurred in June when TRIP purchased $93.7 million worth of railcars from our leasing company.

We are excited about the additional capacity and flexibility that TRIP provides us to continue the significant growth of our lease originations for both TRIP and our own leasing business, while maintaining a healthy balance sheet. Bill will provide further detail as to the financial impact of TRIP on our earnings later in this call.

Now, here’s Tim Wallace.
Tim
Steve
Bill
Thanks, Bill. Now our operator will prepare us for the Q & A session.
Q & A Session

Thank you, Sonya. This concludes today’s conference call.

Remember, a replay of this call will be available starting one hour after this call ends today through midnight, Thursday, August 9th. The access number is (402) 220-0119. Also, this replay will be available on our website located at www.t-r-i-n.net.

We look forward to visiting with you again on our next conference call. Thank you for joining us this morning.